                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                  INFORMATION STATEMENT PURSUANT TO SECTION 14C
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[ ] Definitive Information Statement

                             PRECOM TECHNOLOGY, INC.

Payment of filing fee (check the appropriate box):

    [ ] No fee required

    [X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

        (1) Title of each class of securities to which transaction applies:
            Common Stock, par value $.001.

        (2) Aggregate number of securities to which transaction applies:
            22,650,000

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Average of bid and ask price as of March 22, 2002 ($.255/$.505) equals $0.38 per unit.

        (4) Proposed maximum aggregate value of transaction: $8,607,000

        (5) Total fee paid: $1,721.40

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

        (1) Amount previously paid:

        (2) Form, schedule or registration statement no.:

        (3) Filing party:

        (4) date filed:

PRECOM TECHNOLOGY, INC.
2001 West Main Street, Suite 208
Stamford, CT 06902
April 3, 2002

Dear Shareholder:

The enclosed Information Statement is being furnished to shareholders of record on March 21, 2002, of Precom Technology, Inc. ("we", "our"), a Florida corporation, in connection with the following actions taken in lieu of an annual meeting by written consent of holders of a majority of the outstanding shares of our common stock entitled to vote:

     1. To elect the following as directors of the company to serve until the next annual meeting of shareholders:

               Nicholas Calapa
               Robert Hipple
               Rodney Read

     2. To appoint Moffitt & Company, PC, of Scottsdale, Arizona as auditors of the company for the year 2002.

     3.   To reverse split our common stock at a ratio of 2-for-1.

     4. To acquire all of the issued and outstanding shares of stock of CGI International Holdings, Inc. ("CGI"), as a wholly-owned subsidiary in exchange for 20,000,000 post-split shares of our common stock, par value $.001 ("Common Stock") subject to satisfaction of the terms and conditions contained in the Share Exchange Agreement attached as Exhibit to the Annual Report on Form 10-K which is being mailed to you with this letter, and with the attached Information Statement, and as
          Exhibit 1 to the Report on Form 8-K filed with the SEC on March 22, 2002.

     5. To amend our Certificate of Incorporation to change our corporate name to Concilium Group, Inc.

     6.   To approve adoption of the Concilium Group, Inc. 2002 Stock Option
          Plan.

                        WE ARE NOT ASKING FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

On February 25, 2002, our board of directors fully reviewed and unanimously approved each of the six matters listed above, including the Share Exchange Agreement with CGI and its shareholders ("the "Share Exchange Agreement") dated February 25, 2002. CGI's shareholders approved the Share Exchange Agreement on March 8, 2002. Our board of directors has determined that the consideration provided in the Share Exchange Agreement is fair to our shareholders. On February 25, 2002, shareholders of the Company holding approximately 54 percent of our outstanding common stock executed a written consent in favor of each of the six proposals described in this letter and the Information Statement mailed to you with this letter. Although the approval of the six items by the board of directors and by the written consent of the holders of a majority of the outstanding stock of the company is sufficient to authorize the items under Florida corporation law, under federal law these proposals will not be effective until at least 20 days after the attached Information Statement has first been sent out to all our shareholders.

By Order of the Board of Directors,

     /s/ Nicholas M. Calapa

Nicholas M. Calapa, President

                               GENERAL INFORMATION

This Information Statement is being sent to you by our board of directors in connection with the following actions taken by written consent of holders of a majority of the outstanding shares of our common stock entitled to vote on the actions. This action has been taken by written consent of a majority of the shareholders of the company instead of at an annual meeting of shareholders and no annual meeting will be held. The actions approved by unanimous vote of the board of directors and by written consent of a majority of the common shares outstanding are:

     To effect a reverse split of our common stock on the basis of one new share for each two shares of common stock held currently by each shareholder. Following this reverse split, we will have 1,064,410 shares of common stock, par value $.001, outstanding.

     To acquire all of the issued and outstanding shares of stock of CGI International Holdings, Inc. ("CGI"), a Delaware corporation, as a wholly-owned subsidiary, in exchange for the issuance of 20,000,000 post-split shares of our common stock to the CGI shareholders, subject to satisfaction of the terms and conditions included in the Share Exchange Agreement dated February 25, 2002. The Share Exchange Agreement is included as Exhibit 1 to Form 8-K, filed with the Securities and Exchange Commission ("SEC") on March 22, 2002, incorporated by this reference. A copy of the Form 10-K Annual Report and a copy of the 8-K report are being sent to you with this Information Statement. If the conditions to completing the transaction listed in the Share Exchange Agreement are satisfied, then, under federal law, this transaction will be effective on the 21st day after this Information Statement was mailed to you.

     To amend our Certificate of Incorporation to change our corporate name to Concilium Group, Inc.

     To elect as directors of the Company the following individuals, to serve until the next Annual Meeting or until their successors are elected:
     Nicholas M. Calapa, Robert Hipple and Rodney Read.

     To appoint Moffitt & Company, PC, of Scottsdale, Arizona, as our auditors again for 2002.

     To approve adoption of the Concilium Group, Inc. 2002 Stock Option Plan.

ITEM 1. DATE, TIME, AND PLACE INFORMATION

There WILL NOT be an Annual or Special Meeting of Shareholders of the Company. No meeting is required under Florida Corporation Law when an action has been approved by the written consent of holders of a majority of the outstanding shares of our Common Stock, as in this case.

This Information Statement is first being mailed on or about April ___, 2002, to the holders of Common Stock as of the Record Date, March 21, 2002. Under Federal law the record date was determined as the date that the first public announcement was made of the Share Exchange Agreement by the widely distributed press release on March 21, 2002 and the filing of Form 8-K with the SEC on March 22, 2002.

PLEASE READ THE ENTIRE DOCUMENT. Further information is available by request or can be accessed on the Internet. Precom is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files annual and quarterly reports, proxy statements, Information Statements and other information with SEC. Reports, proxy statements and other information filed by Precom can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com. You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices located at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we have sent to you with this Information Statement a copy of our Form 10-K Annual Report and the Form 8-K filed March 22, 2002, with the SEC announcing the proposed acquisition, both of which include more information about the actions being taken and include a copy of the Share Exchange Agreement.

ITEM 2.  DISSENTERS' RIGHTS

We are not aware of any material rights to challenge the six actions, taken by unanimous vote of our board of directors and written consent of the holders of a majority of our common stock outstanding, that our shareholders have either under Federal law or under Florida law. Our shareholders do not have dissenters' rights in connection with any of the actions that were approved as disclosed in this Information Statement.

Under Florida Business Corporation Act Section 607.1602, our shareholders may inspect and copy during regular business hours at the Company's principal office the books and records of the Company if a shareholder of the Company provides us with written notice of his or her demand and the date on which he or she wishes to inspect and copy the books and records.

ITEM 6.  VOTING SECURITIES AND PRINICPAL SHAREHOLDERS

The shares of Precom's common stock, par value $.001 ("Common Stock") are the only voting securities currently outstanding. The holder of each share of our Common Stock is entitled to one vote per share on all matters submitted to a vote of the shareholders. As of March 21, 2002, the Record Date, there were 2,128,820 shares of our Common Stock outstanding. These shares will be split on a 1 for 2 basis when the transactions disclosed in this Information Statement are completed, as a result of which there will be 1,064,410 common shares outstanding, before any shares of common stock are issued in connection with the Share Exchange Agreement. There are currently no shares of preferred stock outstanding.

The following table sets forth information concerning the current beneficial ownership of our Common Stock, as of March 21, 2002, the Record Date, without giving effect to the 1 for 2 reverse split of our shares, by (i) each person known by us to be a beneficial owner of more than

5% of our issued and outstanding stock; (ii) our officers and directors; and
(iii) the officers and directors as a group.

Name and Address                       Amount of Shares Beneficially Owned    Percent of Class
----------------                       -----------------------------------    ----------------
Greenwich Financial Group              858,560                                 44.24%
2001 West Main Street, Suite 208
Stamford, CT 06902

Flashstar Funding Corp.                150,000(1)                              7.73%(1)
2001 West Main Street, Suite 208
Stamford, CT 06902

Goldco Properties Limited Partnership  179,200                                 8.45%
22154 Martella Avenue
Boca Raton, FL  33433

Nicholas M. Calapa                     429,280(2)                             22.12%(2)
50 Myano Lane
Stamford, CT 06902

Bruce Keller                           429,280(3)                             22.12%(3)
600 Riversville Rd.
Greenwich, CT 06831

Officers and Directors as a Group      858,560(4)                             44.24%(4)

(1) Flashstar Funding Corp. is a financial services client of Greenwich Financial Group, but there is otherwise no relationship between these entities.

(2) Nicholas M. Calapa, is an Officer and Director of Precom, and does not directly own any shares of Precom. However, Mr. Calapa is a fifty percent (50%) shareholder of Greenwich New Venture Equity Fund doing business as Greenwich Financial Group, which owns an aggregate of 858,560 shares of Precom. Therefore, Mr. Calapa beneficially owns 429,280 shares (22.12%) of our Common Stock.

(3) Bruce Keller, an Officer and Director of Precom, does not directly own any shares of Precom. However, Mr. Keller is a fifty percent (50%) shareholder of Greenwich New Venture Equity Fund doing business as Greenwich Financial Group, which own an aggregate of 858,560 shares of the Precom. Therefore, Mr. Keller beneficially owns 429,280 shares (22.12%) of our Common Stock.

(4) Nicholas M. Calapa and Bruce Keller are our only Officers and Directors. As stated above, Nicholas M. Calapa beneficially owns 429,280 shares of our Common Stock and Bruce Keller beneficially owns, 429,280 shares of our Common Stock. Therefore, the Officers and Directors own 858,560 shares (44.24%) of our common stock.

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

There are no shares of our voting stock that the persons listed above may acquire within 60 days by exercise or conversion of options, warrants, conversion privileges or other rights.

Securities Ownership of Certain Beneficial Owners and Management After the Share Exchange

The following table sets forth information concerning the beneficial ownership of our post split Common Stock following the Share Exchange by (i) each person we believe will be a beneficial owner of more than 5% of the issued and outstanding stock of the Company; (ii) the persons who will serve as officers and directors of the Company after the closing of the Share Exchange; and (iii) the designee officers and directors as a group.

                                       Amount of Shares
Name and Address                       Beneficially Owned          Percent of Class
----------------                       ------------------          ----------------
Greenwich Financial Group              3,008,560(1)                12.42%(1)
2001 West Main Street, Suite 208
Stamford, CT 06902

Nicholas M. Calapa                     1,504,280(2)                 6.21%(2)
50 Myano Lane
Stamford, CT 06902

Bruce Keller                           1,504,280(3)                 6.21%(3)
600 Riversville Rd.
Greenwich, CT 06831

Robert Hipple                          6,106,240(4)                25.22%(4)
24 Waterview Drive
Ossining, NY 10562

Rodney B. Read                         2,850,880                   11.77%
7979 McLain Mountain Circle
Salt Lake City, Utah  84121

Drew Roberts                           2,850,880                   11.77%
2148 East 1300 South
Salt Lake City, Utah  84108

Aaron Nilsen                           356,320                      1.47%
1492 Marilyn Drive
Ogden, Utah  84003

Boyce Lowery                           213,840                      0.88%
PO Box 959
Draper, Utah  84020

Bradford Parkin                        213,840                      0.88%
4076 Cumberland Drive
Salt Lake City, Utah  84124

Dell Gailey                            712,640                      2.94%
4650 Westridge Drive
Fort Collins, Colorado  80526

Calvin Jones                           712,640                      2.94%
5524 Chaparral
Murray, Utah  84123

Officers and Directors as a Group      17,025,840(5)               70.31%(5)

(1) Greenwich Financial Group also will directly own 500,000 warrants to purchase post split shares of the Company.

(2) Nicholas M. Calapa, will be a Director of the Company, but will not directly own any shares of the Company. However, Mr. Calapa is a fifty percent (50%) shareholder of Greenwich New Venture Equity Fund doing business as Greenwich Financial Group, which will own an aggregate of 3,008,560 shares of the Company. Therefore, Mr. Calapa will beneficially own 1,504,280 shares (6.21%) of our Common Stock.

(3) Bruce Keller, who will not be an Officer or Director of the Company, and does not directly own any shares of the Company. However, Mr. Keller is a fifty percent (50%) shareholder of Greenwich New Venture Equity Fund doing business as Greenwich Financial Group, which will own an aggregate of 3,008,560 shares of the Company. Therefore, Mr. Keller beneficially will own 1,504,280 shares (6.21%) of our Common Stock.

(4) Robert Hipple is Chairman and CEO of CGI International Holdings, Inc. and will become Chairman and CEO of the Company. He will own or control 6,106,240 common shares of the Company either directly or beneficially after the transaction.

(5) Robert J. Hipple, Nicholas M. Calapa, Rodney Read, Drew Roberts and Aaron Nilsen will be Officers and Directors of the Company after the Share Exchange and Boyce Lowrey, Bradford Parkin, Dell Gaily and Calvin Jones will be officers of the newly acquired wholly-owned subsidiaries of the Company after the Share Exchange. As stated above, Nicholas M. Calapa beneficially will own 1,504,280 shares of our Common Stock. Therefore, the Officers and Directors will own 17,025,840 shares (70.31%) of our outstanding Common Stock after the Share Exchange Agreement and Reverse Split.

ITEM 7.  DIRECTORS AND EXECUTIVE OFFICERS

Our current executive officers and key employees, their ages, and present positions with Precom are as follows:

Name                                 Age               Position
----                                 ---               --------
Nicholas M. Calapa                   39                President & Director
Bruce Keller                         64                Vice President, Secretary & Director

Nicholas M. Calapa, President and Director. Mr. Calapa has been our President and a Director since 1999. He has been the Vice President and a fifty percent (50%) shareholder of Greenwich Financial Group since 1997 where he has worked as an investment banking consultant. Prior to that time, for ten years he worked as a financial consultant for the brokerage firm currently known as Salomon Smith Barney. Mr. Calapa received his Bachelor of Arts Degree with a major in Political Science from St. John's University in 1984. He also graduated with minors in business and philosophy.

Bruce Keller, Vice President, Secretary and Director. Mr. Keller has been our Vice President, Secretary and a Director since 1999. He has been the President and a fifty percent (50%) shareholder of Greenwich Financial Group since 1997 where his responsibilities include overseeing the overall administration of such company. Prior to that time, for five years he worked as a financial consultant for Gilford Securities. Mr. Keller received his Bachelor of Science Degree in Economics from the University of Pennsylvania in 1958 and his Master in Business Administration Degree in Taxation from New York University in 1964.

Pursuant to the Share Exchange Agreement, Robert Hipple, President and Chief Executive Officer of CGI, will be appointed the Company's President, CEO and a director. Nicholas M. Calapa will resign as our President and CEO, but remain as a director of the Company after the Share Exchange. Bruce Keller will resign from his positions as our Vice President and Secretary and will not be re-elected as a director. Rodney Read, currently Vice-President of CGI, will be elected director of the Company.

Directors and Officers After the Share Exchange

Name                                 Age               Proposed Position
----                                 ---               -----------------
Robert Hipple                        57                Chairman, President, CEO and
                                                       Director

Nicholas M. Calapa                   39                Director

Rod B. Read                          54                Vice President, Chief Operating
                                                       Officer and Director

Drew Roberts                         44                Vice President and Chief Financial
                                                       Officer

Aaron Nilsen                         32                Secretary and Corporate Counsel

Boyce F. Lowery                      48                President, Concilium Insurance
                                                       Services, Inc.

Bradford K. Parkin                   47                President, Concilium Real Estate
                                                       and Mortgage Services, Inc.

Dell Gailey                          49                Vice-President, Concilium Planning
                                                       Group, Inc.

Calvin K. Jones                      48                President, Concilium Merchant
                                                       Capital Group, Inc.

Robert Hipple, President, CEO & Director. Robert Hipple's professional background consists of more than 30 years of experience in international and domestic tax, securities and intellectual property law and public company management. He has extensive experience in international business, having served as the director and president of active business companies in the UK, France, and Hong Kong. He practiced international tax, business and securities law for more than 25 years and was a founder and director of a national bank holding company. He has served as an officer and director of several NYSE, AMEX, and NASDAQ companies, including positions as Executive Vice President and Chief Operating Officer, Chief Financial Officer, Chief Administrative Officer and General Counsel. Mr. Hipple has served as an Associate Professor of Law and Director of the Graduate Tax Law Program at Emory University Law School and is widely published in the law profession, including having co-authored a multi-volume bankruptcy law treatise. He received his MBA in Business/Finance at Emory University, his LLM in Taxation at Georgetown University, his JD with a Business emphasis at Georgetown Law School and his BA in Economics at Wesleyan University.

Nicholas M. Calapa, Director. (See earlier biography)

Rodney B. Read, Director, Vice President and Chief Operating Officer. Rod Read has over 30 years of experience in all aspects of business operations. He served as the Chief Operating Officer for I.R.A.D., an internet service provider, and was responsible for sales, marketing, product development, and the daily operations for the company. He has an extensive background in marketing, advertising, and operations, having served as Vice-President of Marketing and Franchise Development for several national restaurant chains. Additionally, he served as President and CEO of Remark Company, an advertising display company that designed and manufactured display products for clients including Proctor & Gamble and Marriott Hotels. Rod received his BS degree from Indiana University and MBA from Loyola University in Chicago.

Drew Roberts, Vice President and Chief Financial Officer. Drew Roberts has 16 years experience in all facets of financial management and has outstanding educational credentials and broad business experience. Most recently, he served as Vice President of First Security Bank's Trust Systems and Accounting where he was responsible for $17 billion in trust assets and also functioned as the Trust Compliance Officer. In addition, he served as CFO of H.R. Enterprises with responsibility for all financial services. Drew received both his BA degree in Finance and his MBA from the University of Utah.

Aaron Nilsen, Secretary and Corporate Counsel. Aaron Nilsen earned his BA degree in Editorial Journalism from the University of Washington and obtained his JD from the University of Utah College of Law, where he earned recognition as a Leary Scholar (awarded to the top 20%) and served as Senior Staff on the Law Review.

Boyce F. Lowery, President, Concilium Insurance Services, Inc. Boyce Lowery has nearly 25 years of diverse experience in the insurance and financial services industry. Most recently, he served as Executive Vice-President and Chief Operating Officer for an insurance agency and a broker-dealer, each of which focused on bank channel marketing. Boyce is also co-founder of PIE Technologies, Inc., a financial services software development firm located in Midlothian, VA, and continues to serve on its board of directors. He received his BS in Management from

Bob Jones University and his Chartered Life Underwriter and Chartered Financial Consultant designations from the American College in Bryn Mawr, PA.

Bradford K. Parkin, President, Concilium Real Estate and Mortgage Services, Inc. Brad Parkin brings a broad range of experience in brokerage, acquisition, financing, and syndication marketing of commercial and residential real estate and securities. His activities have included marketing large private placement real estate offerings of a prominent Boston based syndication and management firm to high net worth clients, including the prized NYC portfolio of the MacArthur Foundation. He served for several years as a Vice President of Sales for both Shearson Lehman and Smith Barney in Los Angeles before forming and operating a California mortgage company that quickly dominated its market. Brad earned his BS in Finance at Brigham Young University.

Dell Gailey, Vice-President, Concilium Planning Group, Inc. Dell Gailey has more than 30 years management experience encompassing operations, business development, marketing, and finance. He has served as CFO, Controller, Director of Operations, and Vice President for various businesses including Fortis Financial, Great Western, Inc., and Otten Management. Dell has been instrumental in developing many financial products, programs, and strategies for these companies addressing the challenges faced by the highly compensated and affluent. He received his MBA with honors from the University of Utah with emphasis in Operations and Logistics.

Calvin K. Jones, President, Concilium Merchant Capital Group, Inc. Cal Jones has served as the managing director of Securities American, Inc., where he handled approximately 150 client portfolio accounts and was a top-producing broker in equity sales among 1,000 brokers nationwide. He subsequently started his own business, Calvin K. Jones Stockbroker Inc., and in a twelve-month period took the company from zero clients and sales to over 350 clients and $750,000 in sales. Cal received his MBA from Westminster College and BA degree in Speech Communications from the University of Utah. He holds Series 7, 24, 63 and 65 licenses.

ITEM 8.  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Nicholas M. Calapa and Bruce Keller have served as our only directors and officers. No compensation has been paid to any officer or director of the Company in 1999, 2000, or 2001.

ITEM 9.  INDEPENDENT PUBLIC ACCOUNTANTS

We approved re-appointment of the company's current accountant, Moffitt & Company, P.C., of Scottsdale, Arizona, Certified Public Accountants as the Company's independent public account for 2002. Moffitt & Company, PC, has served as auditor for the company since 2000.

ITEM 11.  AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

As set forth in the Share Exchange Agreement, the Company will also issue to Compound Capital, Inc. and iCapital Corporation 500,000 post split restricted shares each of its common stock, par value $0.001, pursuant to the Financial Consulting Services Agreement between

Compound Capital, Inc., iCapital Corporation and CGI's predecessor in interest. The Financial Consulting Services Agreement provides that Compound Capital, Inc. and iCapital Corporation will provide business and financial consulting services, including the identification of merger candidate, in exchange for the shares of Company stock identified above.

Additional information regarding this transaction can be found in our Form 8-K, filed with the SEC on March 22, 2002, which contains a complete copy of the Financial Consulting Services Agreement. A copy of the Form 8-K has been also sent to you with this Information Statement.

The Company will also issue, pursuant to the Share Exchange Agreement, 1,650,000 post split restricted shares of the Company's common stock to Greenwich Financial Group, Inc. At Closing, we have agreed to issue 50,000 shares of Precom Common Stock to Greenwich Financial Group, Inc. ("GFG") for business consulting services. These 50,000 shares will be included in a registration statement on Form S-8, which we have agreed to prepare and file with the SEC after closing the Share Exchange Agreement transaction.

Under the Share Exchange Agreement, we also have agreed to issue 1,600,000 common shares to GFG in consideration for its services in connection with the negotiation and closing of the Share Exchange Agreement. We have agreed to use our reasonable best efforts to register 600,000 of these shares on Form SB-2 to be filed with the SEC within 45 days after closing of the Share Exchange Agreement.

Also pursuant to the Share Exchange Agreement, the Company will issue 500,000 post split warrants to GFG to purchase the Company's common stock at $2.00 per share for a period of three (3) years subsequent to Closing. A copy of the Warrant Agreement is attached as part of the Share Exchange Agreement which is
Exhibit 1 to our Form 8-K, filed March 22, 2002 with the SEC, which is being sent to you with this Information Statement.

ITEM 13.  FINANCIAL AND OTHER INFORMATION

Current year-end information for 2001 regarding the Company is contained in the Annual Report of the Company on Form 10-K filed with the SEC on March __, 2002. The Form 10-K is incorporated by reference and a copy is being sent to you with this Information Statement.

ITEM 14.  MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SIMILAR MATTERS

On February 25, 2002, our board of directors fully reviewed and unanimously approved the Share Exchange Agreement with CGI and its shareholders. Our board of directors has determined that the consideration provided in the Share Exchange Agreement is fair to our shareholders. A majority of the holders of the common stock of the Company already have consented in writing to the completion of the transaction, which is sufficient under Florida law to approve the transaction.

Pursuant to the Share Exchange Agreement, the Company will acquire all of the issued and outstanding shares of stock of CGI, which will become a wholly-owned subsidiary of the Company, in exchange for the issuance of 20,000,000 post split shares of our common stock, subject to satisfaction of the terms and conditions in the Share Exchange Agreement. CGI currently has four wholly-owned subsidiaries: Concilium Insurance Services, Inc., Concilium Real Estate and Mortgage Services, Inc., Concilium Planning Group, Inc. and Concilium Merchant Capital Group, Inc., all four of which will also become subsidiaries of the Company. It is expected that all of the terms and conditions will be met and that the Share Exchange will be completed on the 21st day after the mailing of this Information Statement to you, in compliance with federal law

Greenwich Financial Group, Greenwich New Equity Fund, LLC, Flashstar Funding Corporation and Goldco Properties Limited Partnership, representing approximately fifty-four percent (54%) of the outstanding shares of common stock of the Company, have consented in writing to the actions described in this Information Statement. Under the Florida Business Corporations Act, Section 607.0704, written consent of a majority of the shares outstanding and entitled to vote is sufficient to authorize and approve the actions consented to without a meeting of shareholders or an actual vote. Federal law, however, requires that we send you this Information Statement disclosing the transactions being taken at least twenty (20) day prior to the effective date of the transactions. The transactions described are expected to be effective on approximately April 30, 2002.

         THERE WILL BE NO ANNUAL OR SPECIAL MEETING OF SHAREHOLDERS AND
                      YOU ARE NOT BEING ASKED FOR A PROXY

The Share Exchange Agreement is described in more detail in and is attached to our Form 8-K filed March 22, 2002, with the SEC.

ITEM 19.  AMENDMENT OF CHARTER, BY-LAWS OR OTHER DOCUMENTS

Pursuant to the Share Exchange Agreement, the Company will amend its Articles of Incorporation to change the name of the Company to Concilium Group, Inc.

ITEM 20.  OTHER PROPOSED ACTIONS

As part of the acquisition of CGI, the Company will also adopt the existing Stock Option Plan of CGI, which will be titled as the Concilium Group, Inc. 2002 Stock Option Plan (the "Plan"). This Plan is designed to encourage key management employees of the Company and its subsidiaries and its non-employee directors to acquire a proprietary interest in the Company. It is expected that this proprietary interest will encourage option grantees to remain with the Company and will help to attract new employees and qualified outside directors.

Under the terms of the Plan, options to acquire a total of 2,321,410 shares of common stock can be issued to key employees, as determined by the Compensation Committee of the board of directors of the Company. The Compensation Committee will be made up of at least three independent (non-employee) members of the board of directors, to be appointed in the future. Only full time employees of the Company and non-employee directors are eligible for stock option awards, and any grants will be at an exercise price of the greater of the fair market value of the stock at the time of the grant or the par value of the stock. The options may not be exercised until after twelve months of continued employment following the date the option is granted, and then may be exercised as to 50 percent of the grant when the price of the stock on a national securities exchange exceeds 125 percent of the exercise price for ten consecutive trading days, and as to the other 50 percent when the price of the stock on a national securities exchange exceeds 150 percent of the exercise price for ten (10) consecutive trading days, but in any case only during an employee's continued employment. Non-employee directors receive an automatic grant of options to acquire 2,500 shares at current fair market value at each annual meeting anniversary date, provided that service as a director continues. A copy of the Concilium Group, Inc. 2002 Stock Option Plan is attached as Exhibit _____ to the Form 10-K which we filed with the SEC on March _____, 2002. A copy of that Form 10-K is being sent to you with this Information Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Information Statement to be signed on its behalf by its undersigned authorized officer.

Precom Technology, Inc.

Dated: March _____, 2002

/s/ Nicholas M. Calapa
-------------------------------
Nicholas M. Calapa
President